* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

English translation for reference purpose only
Exhibit 4.15

Supplemental Agreement I to Silicon Wafer Supply Agreement

Buyer: JingAo Solar Co., Ltd Address: JingLong Industrial Park, JingLong Street, NingJin, Hebei, China Legal Representative: Baofang Jin	Seller: Jiangsu Zhongneng Silicon Technology Development Co., Ltd. Address: 66 Yangshan Road, the Economic Development Zone, Xuzhou, China Legal Representative: Guomin Zhu

   The parties entered into a Silicon Wafer Supply Agreement (Contract No.: SSC000120) as of April 7, 2008 (the “Long Term Contract”). The parties hereby enter into a Supplemental Agreement I to Silicon Wafer Supply Agreement (“Supplemental Agreement I”) to amend the products supply during the term of the Long Term Contract pursuant to Article 1.1 and Article 17 thereof. Based on the principles of equality and mutual benefit, the parties, through friendly negotiation, agree as the following:

1.         The provisions with respect to supply of silicon wafers during the year of 2008 and 2009 as provided in Annex B to the Long Term Contract are hereby terminated.  The parties shall no longer purchase and deliver silicon wafers pursuant to provisions with respect to the supply amount, price and delivery progress of silicon wafers during the year of 2008 and 2009 as provided in Annex B to the Long Term Contract; however, the buyer shall be responsible for payment pursuant to the Long Term Contract with respect to products that have been delivered to the buyer by the seller according to the amount and delivery schedule during 2008 as provided in Annex B to the Long Term Contract.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

2.         In addition to supply of silicon wafer from 2010 to 2015 as provided in Annex B to the Long Term Contract (the “Original Supply”), the parties agree on additional supply of monocrystalline solar cells (125x125mm) from 2010 to 2014 (the “Additional Supply”) and shall agree on the price thereof. Pursuant to the above amendment, the parties shall perform the Additional Supply from 2010 to 2014 according to provisions of amount, price and delivery progress, etc. as provided in Annex B-1 hereto in addition to the Original Supply from 2010 to 2015 according to provisions of amount, price, and delivery progress, etc. as provided in Annex B to the Long Term Contract. The parties shall commence the supply of products since January 2010 pursuant to the provision above mentioned.

3.         The prepayment provided in the Long Term Contract are the prepayment for the Original Supply, of which the buyer has paid the amount of ***, the balance of *** shall be paid by the buyer pursuant to Annex B to the Long Term Contract. The buyer shall pay *** to the seller as the prepayment of Additional Supply, the amount and payment schedule of which are provided in Annex B-2 hereto. The prepayment for the Additional Supply may be deducted in the amount of *** of the total amount for each month as the payment of Additional Supply of the each month since January 1, 2011 until December 31, 2014. Except otherwise provided herein, the provisions of other aspects of prepayment shall be subject to the Long Term Contract.

4.         The quality specification of products of Additional Supply shall be subject to Annex A-1 hereto, while the quality specification for the Original Supply shall be subject to Annex A to the Long Term Contract.

5.         As the amendment to the Long Term Contract, this Supplemental Agreement I shall amend those provisions in the Long Term Contract as provided herein. The parties

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

agree that the remaining provisions of the Long Term Contract shall remain in effect and be performed by and applicable to the parties. Other matters with respect to Additional Supply shall be performed pursuant to the Long Term Contract.

6.         Each party shall, unless with prior written consent of the other party, keep any material or information related to this Supplemental Agreement I confidential, and shall not directly or indirectly disclose relevant information it acquired with respect to the other party, except that the laws and regulations require otherwise, or either party exercise its legal rights.

7.         The interpretation and performance of this Supplemental Agreement I shall be subject to the existing laws of China.

8.         For matters not provided herein, the parties shall otherwise agree in writing, which shall have the same legal effect as this Supplemental Agreement I.

9.         This Supplemental Agreement I shall come into effect upon its signature by the legal representative or authorized representative of the parties and affixed with corporate seals hereon.

10.         This Supplemental Agreement I shall be in eight counterparts, four of which shall be held by each party, and each counterpart shall have the same effect.

[Signature Page Follows]

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Buyer	JingAo Solar Co., Ltd	Seller	Jiangsu Zhongneng Silicon Technology Development Co., Ltd.

Signed By		Signed By

Date	August 17, 2008	Date	August 17, 2008

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex A-1

Quality Specification for Additional Supply from 2010 to 2014

Crystalline Type	Monocrystalline silicon wafers
Dimensions	125mm×125mm±0.5mm
Thickness	200µm±20µm
Diameter	150mm±0.5mm
Angle Variation	90+/-0.5°
Boarder Angel Width	20.0~22.5mm
TTV	≤30µm
Camber	≤75µm
Conductance Type	P Type
Steering	﹤100﹥+/-1°
Oxygen	≤1.0×10[18] atms/cm3
Carbon	≤1.0×10[17] atms/cm3
Resistivity	0.5~3.0Ω·cm & 3.0~6.0Ω·cm
Life time	≥10 µs
Crack and Pit	Not visible to naked eyes
Saw Mark	≤20 µm
Position Angel	90±0.5°
Edge Defect	depth< 0.5mm, length< 1.5mm
Surface Condition	Original cut, clean
Pollution	dust/grease-free; no cleaning agent residue

The parties agree to renegotiate the thickness of products at the end of every 12 months upon the commencement of the Additional Supply, and to determine the adjusted thickness according to the market technology condition then in effect. If the parties fail to determine an adjusted thickness, the specification in this Annex A-1 shall apply.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex B-1
Amount and Price for Additional Supply from 2010 to 2014

Amount and Price for Additional Supply of Monocrystalline Silicon Wafers (125x125mm)from 2010 to 2014
Year		2010	2011	2012	2013	2014	Total
Quantity of Monocrystalline Silicon Wafers (125x125mm)	In Pieces	***	***	***	***	***	***
Unit Price of Monocrystalline Silicon Wafers (125x125mm), tax included	RMB/Piece	***	***	***	***	***
Total Price of Monocrystalline Silicon Wafers (125x125mm), tax included	RMB	***	***	***	***	***	***
Total Amount of the Contract							***

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Notes:

1. Both parties should negotiate and determine the supply amount for the following year in December of the preceding supply year according to the Seller’s capacity, production plan and the Buyer’s purchasing power. If the supply quantity cannot be determined in December, the supply quantity for the following year shall be determined according to the average monthly quantity of the current year. The unit price (tax included) multiplies the monthly supply quantity equals payment of the current month.

2. The Buyer should pay to the Seller in full for the next month’s supply before the *** of each month 2010 shall be made in full before ***.

3. The tax for the above price is 17%, if government tax is adjusted, price will be adjusted accordingly.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Annex B-2  Amount of Prepayment and Payment Schedule of Additional Silicon Wafers

Prepayment Amount in total	RMB	***
Installment payment date		2008-10-15	2009-4-25	2009-7-25	2009-10-25	Total
Installment amount	RMB	***	***	***	***	***

Note: The Buyer is required to pay the installment amount before each installment payment date, otherwise, the Buyer will assume liabilities for breach according to the long-term contract.